EXHIBIT 99.1

    PRESS RELEASE

July 25, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2011 Second Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2011.

2011 Second Quarter Financial Highlights

For the three months ended June 30, 2011, net income totaled $1,145,000, a 19.6 % increase from the $957,000 in net income for the three months ended June 30, 2010. After adjusting for $265,000 in preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended June 30, 2011 was $880,000 or $0.31 per diluted share, an increase of 29.2 % compared to $692,000 or $0.24 per diluted share for the three months ended June 30, 2010.

For the six months ended June 30, 2011, net income was $61,000, which compares to net income for the six months ended June 30, 2010 of $1,444,000. After adjusting for $530,000 in preferred stock dividends and accretion of warrant discount, loss charged to common shareholders for the six months ended June 30, 2011 was $469,000 or $0.16 per basic and diluted share, compared to income available to common shareholders of $0.32 per basic and diluted share for the prior year period.

Other Financial Highlights include:

•	Consolidated assets increased 2.1% to $941,463,000 at June 30, 2011 from $921,840,000 at June 30, 2010.

•	Loans decreased 4.8% to $542,687,000 at June 30, 2011 compared to $570,174,000 at June 30, 2010.

•	Deposits increased 2.6 % to $812,774,000 at June 30, 2011 from $792,454,000 at June 30, 2010.

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Net interest income remained virtually unchanged for the three months ended June 30, 2011 and 2010 at $7,045,000 and $7,033,000 respectively. For the six months ended June 30, 2011, net interest income decreased 1.5% to $13,813,000 compared to $14,028,000 for the first six months of 2010.

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Non-interest income for the three months ended June 30, 2011 was $2,539,000 an increase of 36.1% compared to $1,866,000 for the same three month period a year ago. For the six months ended June 30, 2011, non-interest income decreased 12.4% to $3,970,000 compared to $4,534,000 for the same period in 2010.

•

Provision for loan losses charged to operations for the three months ended June 30, 2011 totaled $1,273,000, a decrease of 67.6% compared to $3,930,000 charged to operations for the first quarter ended March 31, 2011.

As discussed in ECB’s Form 10-Q for the first quarter, during April the Bank’s board approved a resolution at the request of the FDIC which, among other things, provides for the Bank to establish a policy regarding cash dividends it pays to ECB and requires that the Bank’s board document an analysis of the amount of any dividend it proposes to pay to ECB each quarter and obtain its banking regulators’ approval before the dividend is paid. Because dividends from the Bank are ECB’s primary source of funds with which to pay dividends to its shareholders, that resolution affects ECB’s ability to pay dividends and the timing of its Board’s consideration of dividends. As of the date of this press release, ECB’s Board has not made a determination as to the declaration of a dividend to its shareholders for the second quarter.

A. Dwight Utz, President and Chief Executive Officer, stated: “During the second quarter we were pleased to execute two very important events that will position our company to move forward with its strategic growth initiatives. The first event was the conversion of our core processing system. The completion of this project will give us the technology and systems capabilities to move forward with our growth strategy. The second event was the commitment of certain institutional investors to acquire $75 million of ECB Bancorp common stock at $16.00 per share, subject to regulatory and shareholder approvals. This additional capital will also support ECB’s future growth strategy. An important post quarter end announcement earlier this month was the execution of a definitive agreement to purchase deposits and certain assets of four branches in the Raleigh, Cary, Chapel Hill markets and one branch in Plymouth, NC and one branch in Wilmington, NC from the Bank of Hampton Roads. All these events will give us the platform and the ability to diversify our geographic footprint and position ECB to be a more significant financial services provider in North Carolina going forward.”

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Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “With the capital commitment from our institutional investors we are also moving forward in requesting regulatory approval to repay TARP upon the close of our capital raise.”

Mr. Utz concluded: “The future of ECB Bancorp is financially sound, and the leadership team is moving prudently to continue executing our strategic growth of the ECB franchise over the coming quarters and years, combining organic growth with continued focus on acquiring attractively priced deposits and assets in strong markets.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the necessary approval required for the private placement and assumption of deposits may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate, and other closing conditions for such transactions may not be satisfied, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2011, December 31, 2010 and June 30, 2010

(Dollars in thousands, except per share data)

	June 30, 2011	December 31, 2010*	June 30, 2010
Assets
Non-interest bearing deposits and cash	$13,633	$11,731	$12,075
Interest bearing deposits	61	20	867
Overnight investments	34,475	8,415	16,605

Total cash and cash equivalents	48,169	20,166	29,547

Investment securities
Available-for-sale, at market value (cost of $297,407, $275,883 and $263,225 at June 30, 2011, December 31, and June 30, 2010, respectively)	298,116	273,229	268,064

Loans held for sale	1,444	4,136	1,584

Loans	542,687	567,631	570,174
Allowance for loan losses	(15,448)	(13,247)	(10,462)

Loans, net	527,239	554,384	559,712

Real estate and repossessions acquired in settlement of loans, net	7,050	4,536	4,644
Federal Home Loan Bank common stock, at cost	4,032	4,571	5,116
Bank premises and equipment, net	26,740	26,636	25,294
Accrued interest receivable	4,507	5,243	4,647
Bank owned life insurance	9,102	8,954	8,805
Other assets	15,064	18,014	14,427

Total	$941,463	$919,869	$921,840

Liabilities and Shareholders’ equity
Deposits
Demand, noninterest bearing	$123,672	$104,932	$106,033
Demand, interest bearing	262,259	262,977	205,263
Savings	41,520	29,938	22,017
Time	385,323	388,094	459,141

Total deposits	812,774	785,941	792,454

Accrued interest payable	648	631	1,017
Short-term borrowings	13,711	11,509	22,408
Long-term obligations	27,500	34,500	14,500
Other liabilities	4,510	6,394	4,543

Total liabilities	859,143	838,975	834,922

Shareholders’ equity
Preferred stock, Series A	17,370	17,288	17,205
Common stock, par value $3.50 per share	9,974	9,974	9,974
Capital surplus	25,863	25,852	25,836
Warrants	878	878	878
Retained earnings	27,886	28,554	30,069
Accumulated other comprehensive income (loss)	349	(1,652)	2,956

Total shareholders’ equity	82,320	80,894	86,918

Total	$941,463	$919,869	$921,840

Common shares outstanding	2,849,841	2,849,841	2,849,841
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and six months ended June 30, 2011 and 2010

(Dollars in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest income:
Interest and fees on loans	$7,329	$7,790	$14,686	$15,422
Interest on investment securities:
Interest exempt from federal income taxes	117	490	245	952
Taxable interest income	2,163	1,673	4,100	3,570
Dividend income	9	7	18	34
Other interest income	14	5	21	7

Total interest income	9,632	9,965	19,070	19,985

Interest expense:
Deposits:
Demand accounts	505	322	1,062	639
Savings	74	15	127	27
Time	1,790	2,412	3,601	4,901
Short-term borrowings	73	61	142	117
Long-term obligations	145	122	325	273

Total interest expense	2,587	2,932	5,257	5,957

Net interest income	7,045	7,033	13,813	14,028
Provision for loan losses	1,273	1,780	5,203	4,780

Net interest income after provision for loan losses	5,772	5,253	8,610	9,248

Noninterest income:
Service charges on deposit accounts	828	893	1,593	1,716
Other service charges and fees	330	433	574	698
Mortgage origination fees	452	293	778	505
Net gain on sale of securities	858	152	884	1,441
Income from bank owned life insurance	74	74	148	148
Other operating (expense) income	(3)	21	(7)	26

Total noninterest income	2,539	1,866	3,970	4,534

Noninterest expenses:
Salaries	2,826	2,326	5,390	4,645
Retirement and other employee benefits	784	712	1,460	1,442
Occupancy	522	447	1,005	904
Equipment	513	486	1,072	953
Professional fees	271	211	542	499
Supplies	78	68	129	120
Telephone	189	157	358	340
FDIC insurance	201	345	527	678
Other outside services	162	110	343	228
Net cost of real estate and repossessions acquired in settlement of loans	79	47	97	381
Other operating expenses	1,032	1,007	1,978	1,964

Total noninterest expenses	6,657	5,916	12,901	12,154

Income (loss) before income taxes	1,654	1,203	(321)	1,628
Income tax expense (benefit)	509	246	(382)	184

Net income	1,145	957	61	1,444

Preferred stock dividends	224	224	448	448
Accretion of discount	41	41	82	82

Income (loss) available to common shareholders	$880	$692	($469)	$914

Net income (loss) per share - basic	$0.31	$0.24	($0.16)	$0.32

Net income (loss) per share - diluted	$0.31	$0.24	($0.16)	$0.32

Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,343

Weighted average shares outstanding - diluted	2,849,841	2,849,936	2,849,841	2,849,407

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Income Statement Data:
Interest income	$9,632	$9,438	$9,840	$9,982	$9,965
Interest expense	2,587	2,670	2,926	3,005	2,932

Net interest income	7,045	6,768	6,914	6,977	7,033
Provision for loan losses	1,273	3,930	4,337	3,863	1,780
Net after provision expense	5,772	2,838	2,577	3,114	5,253
Noninterest income	2,539	1,431	3,661	3,800	1,866
Noninterest expense	6,657	6,244	8,307	6,379	5,916
Income (loss) before income taxes	1,654	(1,975)	(2,069)	535	1,203
Income tax expense (benefit)	509	(891)	(945)	(5)	246

Net income (loss)	1,145	(1,084)	(1,124)	540	957
Preferred stock dividend & accretion of discount	265	265	266	267	265

Net income (loss) available to common shareholders	$880	$(1,349)	$(1,390)	$273	$692

Per Share Data and Shares Outstanding:
Net income - basic	$0.31	$(0.47)	$(0.49)	$0.10	$0.24
Net income - diluted	0.31	(0.47)	(0.49)	0.10	0.24
Cash dividends	—	0.07	0.07	0.07	0.07
Book value at period end	22.79	21.71	22.32	24.70	24.46
Dividend payout ratio	0.00%	-14.89%	-14.29%	70.00%	29.17%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,849,841	2,849,841	2,849,841	2,849,841	2,849,936
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$941,463	$916,571	$919,869	$932,209	$921,840
Loans - gross	542,687	546,641	567,631	575,003	570,174
Allowance for loan losses	15,448	15,219	13,247	13,187	10,462
Investment securities	298,116	304,975	273,229	263,946	268,064
Interest earning assets	880,814	856,840	858,002	877,540	862,410
Premises and equipment, net	26,740	26,716	26,636	25,897	25,294
Total deposits	812,774	786,754	785,941	790,592	792,454
Short-term borrowings	13,711	17,421	11,509	13,534	22,408
Long-term obligations	27,500	27,500	34,500	34,500	14,500
Shareholders’ equity	82,320	79,213	80,894	87,632	86,918

Selected Performance Ratios (annualized):
Return on average assets	0.49%	-0.48%	-0.48%	0.23%	0.43%
Return on average shareholders’ equity	5.71%	-5.38%	-5.15%	2.44%	4.48%
Net interest margin	3.35%	3.30%	3.23%	3.31%	3.52%
Efficiency ratio	68.60%	75.00%	77.28%	57.83%	63.94%

Asset Quality Ratios:
Nonperforming loans to period-end loans	4.65%	4.04%	3.89%	3.59%	3.37%
Allowance for loan losses to period-end loans	2.85%	2.78%	2.33%	2.29%	1.83%
Allowance for loan losses to nonperforming loans	61%	69%	60%	64%	54%
Net charge-offs to average loans (annualized)	0.77%	1.40%	2.99%	0.79%	1.83%

Capital Ratios:
Tangible equity to total assets	6.90%	6.75%	6.91%	7.55%	7.56%
Equity-to-assets ratio	8.74%	8.64%	8.79%	9.40%	9.43%
Leverage Capital Ratio	8.38%	8.42%	8.66%	8.79%	9.26%
Tier 1 Capital Ratio	12.17%	11.97%	12.08%	12.37%	12.78%
Total Capital Ratio	13.45%	13.24%	13.34%	13.63%	14.03%